Exhibit 4.1 - Receivbables Purchase Agreement

                                                                [EXECUTION COPY]

================================================================================



                  _____________________________________________

                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of December 31, 2001
                  _____________________________________________


                       FIRST NORTH AMERICAN NATIONAL BANK
                                     Seller

                                       and

                        TYLER INTERNATIONAL FUNDING, INC.
                                    Purchaser

                  _____________________________________________


                      CIRCUIT CITY CREDIT CARD MASTER TRUST

                  _____________________________________________





================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                        PAGE
                                                                                        ----

                                       ARTICLE I
                                      DEFINITIONS

Section 1.1       Definitions ........................................................    1
Section 1.2       Other Definitional Provisions ......................................    8

                                       ARTICLE II
                                PURCHASE OF RECEIVABLES

Section 2.1       Purchase of Receivables ............................................    9
Section 2.2       Addition of Accounts ...............................................   11
Section 2.3       Removed Accounts; Zero Balance Accounts; Defaulted Accounts ........   13

                                       ARTICLE III
                                CONSIDERATION AND PAYMENT

Section 3.1       Purchase Price .....................................................   14
Section 3.2       Purchase Price Adjustments .........................................   14

                                        ARTICLE IV
                              REPRESENTATIONS AND WARRANTIES

Section 4.1       Representations and Warranties of the Seller Relating to the
                  Seller .............................................................   15
Section 4.2       Representations and Warranties of the Seller Relating to the
                  Agreement and the Receivables ......................................   16
Section 4.3       Representations and Warranties of the Purchaser ....................   17

                                         ARTICLE V
                                         COVENANTS

Section 5.1       Covenants of the Seller ............................................   18

                                        ARTICLE VI
                                  REPURCHASE OBLIGATION

Section 6.1       Reassignment of Ineligible Receivables .............................   20
Section 6.2       Reassignment of All Receivables ....................................   21

                                       ARTICLE VII
                                  CONDITIONS PRECEDENT

Section 7.1       Conditions to the Purchaser's Obligations ..........................   22

        Section 7.2    Conditions to the Seller's Obligations ............  22

                                  ARTICLE VIII
                           TERM; PURCHASE TERMINATION

        Section 8.1    Term ..............................................  23
        Section 8.2    Purchase Termination ..............................  23

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

        Section 9.1    Amendment .........................................  24
        Section 9.2    GOVERNING LAW .....................................  24
        Section 9.3    Notices ...........................................  24
        Section 9.4    Severability of Provisions ........................  24
        Section 9.5    Assignment ........................................  24
        Section 9.6    Acknowledgement and Agreement of the Seller .......  25
        Section 9.7    Further Assurances ................................  25
        Section 9.8    No Waiver; Cumulative Remedies ....................  25
        Section 9.9    Counterparts ......................................  25
        Section 9.10   Third-Party Beneficiaries .........................  26
        Section 9.11   Merger and Integration ............................  26
        Section 9.12   Headings ..........................................  26
        Section 9.13   Nonpetition Covenant ..............................  26

     EXHIBITS

           Exhibit A:    Form of Account Agreement
           Exhibit B:    Form of Supplemental Conveyance

                  RECEIVABLES PURCHASE AGREEMENT, dated as of December 31, 2001 (this "Agreement"), between FIRST NORTH AMERICAN NATIONAL BANK, a national
       ---------
banking association, as Seller (in such capacity, the "Seller"), and TYLER
                                                       ------
INTERNATIONAL FUNDING, INC., a Delaware corporation, as Purchaser (in such capacity, the "Purchaser").
               ---------

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller, in each case from time to time on the terms and conditions set forth in this Agreement, the receivables arising under certain consumer revolving credit card accounts originated by the Seller;

                  WHEREAS, the Purchaser intends to transfer the receivables purchased under this Agreement to the Trust (as defined below) pursuant to the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (the "Restated Agreement") among the Purchaser, as Transferor, the
               ------------------
Seller, as Transferor under the Prior Agreement (as defined therein) and as Servicer, and Bankers Trust Company, as Trustee; and

                  WHEREAS, the Seller agrees that all representations, warranties, covenants and agreements made by the Seller under this Agreement shall also be for the benefit of the Trustee;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  Section 1.1    Definitions.  Whenever used in this Agreement,
                                 -----------
the following words and phrases shall have the following meanings:

                  "Account" shall mean each consumer revolving credit card
                   -------
account originated by the Seller, which account (i) is identified in the Seller's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3306, 3307, 3506, 3507, 3706, 3707,
3806, 3807, 3906, 3907, 4306, 4307, 4406, 4407, 4506, 4507, 4606, 4607, 4706,
4707, 4806 or 4807 (and, in each case, is identified as being correlated to Big Agent 2000) or (ii) is identified in a computer file or microfiche list delivered to the Purchaser by the Seller pursuant to Section 2.1(d). The term "Account" shall include (A) each Transferred Account, (B) each Additional Account, but only from and after the Additional Account Closing Date with respect thereto, (C) each Automatic Additional Account, but only from and after the Creation Date with respect thereto, and (D) each Removed Account, but only prior to the Removal Date with respect thereto.

                  "Account Agreements" shall mean the account agreements
                   ------------------
substantially in the forms attached as Exhibit A, as such agreements may be
                                       ---------
amended from time to time.

                  "Account Guidelines" shall mean the written policies and
                   ------------------
procedures of the Seller relating to the operation of its consumer revolving credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of customers and the extension of credit to customers and relating to the maintenance of consumer revolving credit card accounts and the collection of receivables, as such policies and procedures may be amended from time to time in accordance with
Section 5.1(c) of this Agreement.

                  "Additional Account Closing Date" shall mean, with respect to
                   -------------------------------
any Additional Account, the date on which such Additional Account will be included as an Account pursuant to Section 2.2(a).

                  "Additional Account Cut-Off Date" shall mean, with respect to
                   -------------------------------
any Additional Account, the last day of the Collection Period preceding the related Additional Account Closing Date.

                  "Additional Accounts" shall have the meaning specified in
                   -------------------
Section 2.2(a).

                  "Adjustment Factor" shall mean, with respect to any Purchase
                   -----------------
Price Adjustment to be made on any Purchase Price Payment Date, the percentage equivalent of a fraction, the numerator of which is the related Purchase Price (calculated before giving effect to such Purchase Price Adjustment) and the denominator of which is the aggregate principal balance of the Principal Receivables purchased on such Purchase Price Payment Date.

                  "Affiliate" shall mean, with respect to any Person, any other
                   ---------
Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Automatic Additional Accounts" shall have the meaning
                   -----------------------------
specified in Section 2.2(d).

                  "Business Day" shall mean any day other than a Saturday, a
                   ------------
Sunday or a day on which banking institutions in Richmond, Virginia, Atlanta, Georgia or New York, New York are authorized or obligated by law or executive order to be closed.

                  "Certificate" shall have the meaning specified in Section 1.1
                   -----------
of the Restated Agreement.

                  "Closing Date" shall mean December 31, 2001.
                   ------------

                  "Collection Account" shall have the meaning specified in
                   ------------------
Section 4.1 of the Restated Agreement.

                  "Collection Period" shall mean the period from and including
                   -----------------
the first day of a calendar month to and including the last day of such calendar month.

                  "Collections" shall mean all payments and other amounts
                   -----------
(including Insurance Proceeds) received with respect to the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the related Account Agreements in effect from time to time. Collections with respect to any Collection Period shall be deemed to include (i) all Recoveries, if any, received during such Collection Period and (ii) the Interchange Amount, if any, with respect to such Collection Period.

                  "Creation Date" shall mean, with respect to any Account or
                   -------------
Receivable, the Business Day on which such Account is first identified in the Seller's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3306, 3307, 3506, 3507, 3706, 3707,
3806, 3807, 3906, 3907, 4306, 4307, 4406, 4407, 4506, 4507, 4606, 4607, 4706,
4707, 4806 or 4807 (and, in each case, is identified as being correlated to Big Agent 2000) or the date on which such Receivable is created, as applicable.

                  "Date of Processing" shall mean, with respect to any
                   ------------------
transaction, the Business Day on which such transaction is first recorded on the Seller's computer master file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

                  "Defaulted Account" shall mean each Account with respect to
                   -----------------
which, in accordance with the Account Guidelines pursuant to which such Account is governed or the customary and usual servicing procedures of the Seller for servicing consumer revolving credit card receivables comparable to the Receivables, the Seller has charged off the Receivables in such Account as uncollectible. An Account shall be deemed a Defaulted Account no later than the earlier of (i) the last day of the calendar month in which such Account becomes 180 days delinquent on a contractual basis and (ii) 30 days after receipt of notice by the Seller that the related Obligor has died or has filed a bankruptcy petition or has had a bankruptcy petition filed against him.

                  "Distribution Date" shall mean the fifteenth day of each
                   -----------------
calendar month, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

                  "Early Amortization Event" shall have the meaning specified in
                   ------------------------
Section 9.1 of the Restated Agreement.

                  "Eligible Account" shall mean, with respect to Accounts
                   ----------------
existing on the Closing Date, as of the Initial Cut-Off Date, with respect to Additional Accounts, as of the related Additional Account Cut-Off Date or, with respect to Automatic Additional Accounts (including Automatic Additional Accounts included as Accounts prior to the Closing Date), as of the related Creation Date, each Account (i) which is in existence and owned by the Seller,
(ii) which is payable in United States dollars, (iii) the credit card or cards related to which have not been reported lost or stolen or designated fraudulent,
(iv) which was created in accordance with, or under standards no less stringent than, the Account Guidelines, (v) which is not identified by the Seller in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related Obligor, (vi) the receivables in which have not been charged off as uncollectible prior to the Initial Cut-Off Date, the Additional Account Cut-Off Date or the Creation Date, as applicable, in accordance with the Account Guidelines, (vii) the receivables in which have not been assigned, pledged or sold (other than pursuant to this Agreement or the Restated Agreement), (viii) the Obligor of which has provided, as its most recent billing address, an address in the United States or its territories or possessions or a United States military address (provided, however, that up to 1% of the Accounts (based on the aggregate outstanding balance of the receivables in such Accounts as a percentage of the aggregate outstanding balance of all Receivables) may have an Obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States military address) and (ix) with respect to which neither the Seller nor any Affiliate of the Seller is the Obligor.

                  "Eligible Receivable" shall mean each Receivable:
                   -------------------

                        (i)    which has arisen under an Eligible Account;

                        (ii) which was created in compliance with all applicable Requirements of Law and pursuant to an Account Agreement which complies with all applicable Requirements of Law in either case the failure to comply with which would have a material adverse effect upon the Investor Certificateholders;

                        (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related Account Agreement have been duly obtained or given and are in full force and effect as of such date of creation;

                        (iv) as to which at the time of the sale of such Receivable to the Purchaser, the Purchaser will have good and marketable title, free and clear of all Liens (other than Liens permitted under Section 5.1(b));

                        (v) which has been the subject of a valid sale from the Seller to the Purchaser of all of the Seller's right, title and interest therein;

                        (vi) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                        (vii) which constitutes an "account" under and as defined in Article 9 of the UCC as in effect in the State of New York and the Relevant UCC State;

                        (viii) which, at the time of its sale to the Purchaser,
               has not been waived or modified except as permitted hereunder;

                        (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

                        (x) as to which the Seller has satisfied all obligations to be fulfilled at the time of its sale to the Purchaser;

                        (xi) as to which the Seller has done nothing, at the time of its sale to the Purchaser, to impair the rights of the Purchaser therein; and

                     (xii) which was originated by the Seller in the ordinary course of business.

                  "Enhancement" shall have the meaning specified in Section 1.1
                   -----------
of the Restated Agreement.

                  "Excess Funding Account" shall have the meaning specified in
                   ----------------------
Section 1.1 of the Restated Agreement. "Finance Charge Receivables" shall mean Receivables created in respect of Finance Charges, cash advance fees, annual fees, late charges, overlimit charges and all other fees and charges on the Accounts (other than returned check charges, Insurance Charges and service contract charges).

                  "Finance Charges" shall have the meaning specified in the
                   ---------------
Account Agreement applicable to each Account.

                  "Governmental Authority" shall mean the United States, any
                   ----------------------
state or other political subdivision thereof and any United States entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Initial Cut-Off Date" shall have the meaning specified in
                   --------------------
Section 1.1 of the Restated Agreement.

                  "Insolvency Event" shall have the meaning specified in Section
                   ----------------
8.2.

                  "Insurance Charges" shall mean, with respect to any Account,
                   -----------------
the monthly premiums charged to the related Obligor with respect to any Insurance Policies.

                  "Insurance Policies" shall mean any credit insurance policies
                   ------------------
offered through the Seller with respect to the Accounts.

                  "Insurance Proceeds" shall mean amounts received or recovered
                   ------------------
pursuant to any Insurance Policies.

                  "Interchange" shall mean interchange fees payable to the
                   -----------
Seller, in its capacity as credit card issuer, through MasterCard International Incorporated or VISA USA Incorporated, with respect to the MasterCard or VISA credit card accounts, if any, included in the Accounts.

                  "Interchange Amount" shall mean, with respect to any
                   ------------------
Collection Period, the amount of Interchange paid to the Seller with respect to such Collection Period.

                  "Investor Certificateholder" shall have the meaning specified
                   --------------------------
in Section 1.1 of the Restated Agreement.

                  "Lien" shall mean any security interest, mortgage, deed of
                   ----
trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, other than any lien or filing made pursuant to this Agreement or the Restated Agreement and any assignment or transfer made pursuant to Section 9.5.

                  "Obligor" shall mean, with respect to any Account, each Person
                   -------
obligated to make payments with respect to such Account, including any guarantor thereof.

                  "Officer's Certificate" shall mean a certificate signed by any
                   ---------------------
Vice President or more senior officer of the Seller and delivered to the Purchaser.

                  "Opinion of Counsel" shall mean a written opinion of counsel,
                   ------------------
who may be counsel for or an employee of the Seller, and who shall be reasonably acceptable to the Purchaser.

                  "Person" shall mean any legal person, including any
                   ------
individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity of similar nature.

                  "Principal Receivables" shall mean Receivables other than
                   ---------------------
Finance Charge Receivables.

                  "Prior Agreement" shall mean the Master Pooling and Servicing
                   ---------------
Agreement dated as of October 4, 1994, as amended prior to the date of the Restated Agreement, between the Seller, as Transferor and Servicer, and the Trustee.

                  "Prior Trust Property" shall have the meaning specified in
                   --------------------
Section 2.1(b).

                  "Purchase Price" shall have the meaning specified in Section
                   --------------
3.1.

                  "Purchase Price Adjustment" shall mean, with respect to any
                   -------------------------
Purchase Price Payment Date, the reduction in the related Purchase Price to be made on such Purchase Price Payment Date pursuant to Section 3.2.

                  "Purchase Price Payment Date" shall have the meaning specified
                   ---------------------------
in Section 3.1.

                  "Purchased Assets" shall have the meaning specified in Section
                   ----------------
2.1(a).

                  "Rating Agency" shall mean each rating agency selected by the
                   -------------
Transferor to rate any Series.

                  "Rating Agency Condition" shall have the meaning specified in
                   -----------------------
Section 1.1 of the Restated Agreement.

                  "Receivable" shall mean any amount owing by an Obligor under
                   ----------
an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, Insurance Charges, service contract charges, Finance Charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges and all other fees and charges.

                  "Recoveries" shall mean all amounts (including Insurance
                   ----------
Proceeds, if any) received by the Servicer with respect to Receivables in Defaulted Accounts (net of any out-of-pocket costs and expenses of collection and certain other post-charge off adjustments).

                  "Relevant UCC State" shall mean all jurisdictions where a UCC
                   ------------------
filing is required to perfect and maintain the ownership interest of the Purchaser in the Receivables and the proceeds thereof.

                  "Removal Date" shall have the meaning specified in Section
                   ------------
2.7(a) of the Restated Agreement.

                  "Removed Accounts" shall have the meaning specified in Section
                   ----------------
2.7(a) of the Restated Agreement.

                  "Requirements of Law" shall mean, with respect to any Person,
                   -------------------
the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

                  "Series" shall have the meaning specified in Section 1.1 of
                   ------
the Restated Agreement.

                  "Servicer" shall mean the Seller in its capacity as Servicer
                   --------
under the Restated Agreement and any Successor Servicer.

                  "Stop Date" shall mean, with respect to any Account, the
                   ---------
Business Day after the date on which such Account becomes a Removed Account.

                  "Successor Servicer" shall have the meaning specified in
                   ------------------
Section 10.2 of the Restated Agreement.

                  "Supplement" shall have the meaning specified in Section 1.1
                   ----------
of the Restated Agreement.

                  "Supplemental Conveyance" shall have the meaning specified in
                   ------------------------
Section 2.2(c)(ii).

                  "Transferor" shall mean the Purchaser in its capacity as
                   ----------
Transferor under the Restated Agreement.

                  "Transferred Account" shall mean a consumer revolving credit
                   -------------------
card account with respect to which a new credit card account number has been issued by the Seller or the Servicer in accordance with its usual and customary servicing practices and in accordance with the Account Guidelines, and which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Purchaser pursuant to Section 2.1(d) as an account into which an Account has been transferred.

                  "Trust" shall have the meaning specified in Section 1.1 of the
                   -----
Restated Agreement.

                  "Trustee" shall have the meaning specified in Section 1.1 of
                   -------
the Restated Agreement.

                  "UCC" shall mean the Uniform Commercial Code, as amended from
                   ---
time to time, as in effect in any specified jurisdiction.

                  "Zero Balance Account" shall mean an Account with a Receivable
                   --------------------
balance of zero.

                  Section 1.2    Other Definitional Provisions.
                                 -----------------------------

                  (a) The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.

                  (b) The references in this Agreement to Sections, subsections, Schedules and Exhibits are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the word "including" means including without limitation.

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

          Section 2.1  Purchase of Receivables.
                       -----------------------

          (a) The Seller does hereby sell, transfer, assign, set-over, and otherwise convey to the Purchaser, without recourse except as provided herein, all right, title and interest of the Seller in and to the Receivables created on or after the Closing Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries), all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing on or after the Closing Date (collectively, the "Purchased Assets"). The foregoing
                                              ----------------
transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Purchaser of any obligation of the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligors, merchant service establishments or insurers.

          (b) The Seller, as Transferor under the Prior Agreement, confirms that it has transferred, assigned, set-over, and otherwise conveyed to the Trust, for the benefit of the Investor Certificateholders, without recourse except as provided in the Prior Agreement, all right, title and interest of the Seller in and to the Receivables existing on the Initial Closing Date or created between the Initial Closing Date and the Closing Date, all monies due or to become due and all amounts received with respect to such Receivables (including Finance Charge Receivables and Recoveries) on and after the Initial Cut-Off Date, all proceeds of such Receivables (including Insurance Proceeds) and the Interchange Amount with respect to each Collection Period commencing between the Initial Cut-Off Date and the Closing Date (the "Prior Trust Property"). The
                                                --------------------
Seller, as Transferor under the Prior Agreement, confirms that it intended that each transfer of Receivables and other property pursuant to the Prior Agreement constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer of the Prior Trust Property pursuant to the Prior Agreement is not deemed to constitute a sale, the Seller does hereby transfer, assign, set-over, and otherwise convey to the Purchaser, without recourse except as provided herein, all right, title and interest of the Seller in and to the Prior Trust Property.

          (c) The Seller agrees to record and file (and does hereby authorize the Purchaser to record and file), at the expense of the Seller, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Purchased Assets and the Prior Trust Property meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and to maintain the perfection and priority of, the sale of the Purchased Assets and the Prior Trust Property by the Seller to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on or prior to the Closing Date.

          (d) The Seller agrees, at its own expense, on or prior to the Closing Date, to indicate clearly and unambiguously in its computer files that the Receivables created on or after the Closing Date in connection with the Accounts (other than any Additional Account or any

Automatic Additional Account included automatically pursuant to Section
2.2(d)) have been sold to the Purchaser pursuant to this Agreement. The Seller further agrees to deliver to the Purchaser (i) on the Closing Date, a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number as of the close of business on the third Business Day preceding the Closing Date and (ii) so long as Automatic Additional Accounts are being included automatically pursuant to Section 2.2(d), on or prior to each Distribution Date, a new computer file or microfiche list containing a true and complete list of all Accounts identified as described in the preceding clause (i) as of the last day of the most recent Collection Period or an Officer's Certificate stating that the file or list of Accounts most recently delivered pursuant to this subsection remains a true and complete list of all Accounts. Such file or list shall be marked as Schedule 1 to this
                                                      ----------
Agreement and is hereby incorporated into and made a part of this Agreement. Any such additional file or list shall be marked as Schedule 1 to this Agreement,
                                                ----------
shall replace the then existing Schedule 1 to this Agreement, and shall be
                                ----------
incorporated into and made a part of this Agreement. The Seller agrees, at its own expense, by the end of the Collection Period in which any Transferred Accounts have been originated to indicate clearly and unambiguously in its computer files that the Receivables created in connection with such Transferred Accounts have been transferred to the Purchaser pursuant to this Agreement.

          (e) The Seller and the Purchaser intend that the transfer of the Purchased Assets pursuant to this Agreement constitute a sale, and not a secured borrowing, for all purposes, including for accounting purposes. If and to the extent that, notwithstanding such intent, the transfer of the Purchased Assets pursuant to this Agreement is not deemed to constitute a sale, then the Seller and the Purchaser intend that this Agreement constitute a security agreement under applicable law and the Seller shall be deemed to have granted, and the Seller does hereby grant, to the Purchaser a security interest in all right, title and interest of the Seller in, to and under the Purchased Assets, in each case to secure the payment of the Purchase Price and any and all other payment obligations of the Seller under this Agreement. If this Agreement constitutes the grant of a security interest in the Purchased Assets to the Purchaser, the Seller hereby represents and warrants to the Purchaser, as of the Closing Date, that:

          (i) this Agreement creates a valid and continuing security interest (as defined in the UCC of the Relevant UCC State) in the Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller;

          (ii) the Receivables transferred by the Seller constitute "accounts" within the meaning of the UCC of the Relevant UCC State;

          (iii) at the time of its transfer of any Purchased Assets to the Purchaser pursuant to this Agreement, the Seller owned and had good and marketable title to such Purchased Assets free and clear of any Lien, claim or encumbrance of any Person (other than any Lien permitted under Section 5.1(b));

          (iv) the Seller has caused or will have caused, within ten (10) days of the execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the proceeds thereof granted to the Purchaser pursuant to this Agreement;

          (v) other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables created on or after the Closing Date or the proceeds thereof;

          (vi) the Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of the Receivables other than any financing statement relating to the transfer of the Receivables to the Purchaser pursuant to this Agreement or the security interest granted to the Trustee pursuant to the Restated Agreement or an Assignment or any financing statement that has been terminated; and

          (vii) the Seller is not aware of any judgment or tax lien filings against the Seller.

       The representations and warranties set forth in this Section 2.1(e) shall survive the sale of the Receivables to the Purchaser. The representations and warranties set forth in this Section 2.1(e) shall not be waived by any of the parties to this Agreement unless the Rating Agency Condition shall have been satisfied. Upon discovery by the Seller or the Purchaser of a breach of any of such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party and to the Trustee. The Seller hereby acknowledges that the Purchaser intends to rely on such representations and warranties in connection with representations and warranties made by the Transferor to the Trustee in the Restated Agreement, and the Seller hereby consents to such reliance.

       (f) The Seller hereby agrees to perform its obligations under Section 2.1 of the Restated Agreement.

       Section 2.2 Addition of Accounts.
                   --------------------

       (a) If the Purchaser becomes obligated under Section 2.6(a) of the Restated Agreement to designate additional Eligible Accounts to be included as Accounts and has notified the Seller of such obligation, then the Seller shall designate additional Eligible Accounts (the "Additional Accounts") to be
                                             -------------------
included as Accounts in an amount such that, after giving effect to such designation, the Purchaser can satisfy such obligation. The Additional Accounts shall be included as Accounts pursuant to this Section 2.2(a) on the date on which such Additional Accounts are to be included as Accounts pursuant to
Section 2.6(a) of the Restated Agreement (the "Additional Account Closing
                                               --------------------------
Date").
----
       (b) In addition to its obligation under Section 2.2(a), the Seller may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts as of the related Additional Account Closing Date.

       (c) The Seller agrees that any designation of Receivables in Additional Accounts under Section 2.2(a) or (b) shall satisfy the following conditions:

          (i) On or before the fifth Business Day prior to the Additional Account Closing Date, the Seller shall have given the Purchaser and the Servicer written notice that the Additional Accounts will be included as Accounts and specifying the approximate aggregate amount of the Receivables to be transferred;

          (ii) On or before the Additional Account Closing Date, the Seller shall have delivered to the Purchaser (and the Purchaser shall have accepted) a written assignment substantially in the form of Exhibit B (the "Supplemental
                                                ---------       ------------
Conveyance") and shall have clearly indicated in its computer files that the
----------
Receivables created in connection with the Additional Accounts have been sold to the Purchaser and the Seller shall have delivered to the Purchaser a computer file or microfiche list represented by the Seller to contain a true and complete list of the Additional Accounts identified by account number and by Receivable balance in the Additional Accounts as of the Additional Account Cut-Off Date, which computer file or microfiche list shall be as of the date of such Supplemental Conveyance incorporated into and made a part of such Supplemental Conveyance and this Agreement;

          (iii) The Seller shall represent and warrant that (x) each Additional Account was, as of the Additional Account Cut-Off Date, an Eligible Account, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Enhancement Provider were used in selecting the Additional Accounts from the available Eligible Accounts in the Seller's portfolio of consumer revolving credit card accounts, and (z) as of the Additional Account Closing Date, the Seller is not insolvent and will not be made insolvent by the sale of the Receivables in the Additional Accounts;

          (iv) The Seller shall represent and warrant that, as of the Additional Account Closing Date, the Supplemental Conveyance constitutes a valid sale to the Purchaser of all right, title and interest of the Seller in and to the Receivables then existing and thereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto on or after the Additional Account Cut-Off Date and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be transferred to the Purchaser free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates, except for Liens permitted under Section 5.1(b).

          (v) The Seller shall deliver to the Purchaser an Officer's Certificate confirming the items set forth in paragraphs (iii) and (iv) above and paragraph (vi) below; and

          (vi) The Seller shall record and file (and does hereby authorize the Purchaser to record and file) financing statements with respect to the Receivables then existing and thereafter created in the Additional Accounts for the sale of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale, transfer and assignment of the Receivables in the Additional Accounts by the Seller to the Purchaser.

          (d) The Seller may, but shall not be obligated to, designate from time to time additional consumer revolving credit card accounts (the "Automatic
                                                                      ---------
Additional Accounts") to be included as Accounts by causing such Accounts to be
-------------------
identified in the Seller's master computer files by the four digit identifying code number 1006, 1007, 1906, 1907, 2006, 2007, 3206, 3207, 3506, 3507, 3606,
3607, 3706, 3707, 3806, 3807, 3906, 3907, 4306, 4307, 4406, 4407, 4506, 4507,
4606, 4607, 4706, 4707, 4806 or 4807 (and, in each case, to be identified as being correlated to Big Agent 2000) and in the computer file or microfiche list delivered to the Purchaser by the Seller with respect to such Accounts pursuant to Section 2.1(d). For purposes of this Section 2.2(d), Automatic Additional Accounts shall be deemed to include only Eligible Accounts (x) of a type included as Accounts on the Closing Date or any Additional Account Closing Date (but only if such Additional Account Closing Date related to Additional Accounts added pursuant to Section 2.2(a)) or consented to in writing by each Rating Agency and (y) not prohibited from being included as Accounts pursuant to the terms of any Supplement.

          If the Purchaser becomes obligated to designate Additional Accounts under Section 2.6(d)(ii) of the Restated Agreement and the Purchaser has notified the Seller of such obligation, then the Seller shall designate Additional Accounts to be included as Accounts in an amount such that, after giving effect to such designation, the Purchaser can satisfy such obligation.

          The Seller shall record and file (and does hereby authorize the Purchaser to record and file), at the expense of the Seller, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables then existing and thereafter created in the Automatic Additional Accounts for the sale of accounts (as defined in the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of such Receivables by the Seller to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser.

          Section 2.3  Removed Accounts; Zero Balance Accounts; Defaulted
                       --------------------------------------------------
Accounts.
--------

          (a) If an Account becomes a Removed Account and the Purchaser has notified the Seller of such designation, then the Seller shall stop selling the Principal Receivables arising in such Removed Account to the Purchaser effective as of the related Stop Date. All Principal Receivables arising in such Removed Account and sold to the Purchaser prior to the Stop Date, all monies due or to become due with respect thereto (including all Finance Charge Receivables and Recoveries) on and after the Closing Date, and all proceeds thereof (including Insurance Proceeds) shall continue to be the property of the Purchaser and shall continue to be transferred by the Purchaser to the Trustee pursuant to the Restated Agreement.

          (b) If a Zero Balance Account or a Defaulted Account is designated for deletion and removal pursuant to Section 2.7(c) or Section 2.7(d) of the Restated Agreement and the Purchaser has notified the Seller of such designation, then the Seller shall stop selling the Principal Receivables arising in such Zero Balance Account or Defaulted Account to the

Purchaser effective as of the related Stop Date. On or prior to any date on which such Zero Balance Accounts or Defaulted Accounts shall be designated for deletion and removal, the Seller shall deliver to the Purchaser a copy of the computer file or microfiche list of such Zero Balance Accounts or Defaulted Accounts, as applicable, identified by account number and by the aggregate balance of the Receivables in such Zero Balance Accounts or Defaulted Accounts, as applicable, required to be delivered to the Trustee pursuant to Section 2.7(c) or Section 2.7(d) of the Restated Agreement, as applicable, which computer file or microfiche list shall as of such date modify and amend Schedule
                                                                        --------
1 and be made a part of this Agreement.
-

          (c) The Seller may, in its absolute and sole discretion, agree from time to time to repurchase the Receivables in one or more Removed Accounts or Defaulted Accounts at a price equal to the fair market value of such Receivables at the time of such repurchase. The Purchaser shall execute such documents and instruments of transfer or assignment as are prepared by the Seller and take such other actions as shall be reasonably requested by the Seller to effect the conveyance of such Receivables pursuant to this Section 2.3(c); provided,
                                                                --------
however, that all Recoveries with respect to the Receivables in the Defaulted
-------
Accounts shall be paid to the Purchaser.

                                  ARTICLE III
                            CONSIDERATION AND PAYMENT

          Section 3.1 Purchase Price. The purchase price for the Receivables
                      --------------
created on or after the Closing Date shall equal an amount agreed upon by the Seller and the Purchaser as the fair market value of such Receivables and the related Purchased Assets (the "Purchase Price"). The Purchase Price for all such
                               --------------
Receivables and related Purchased Assets sold during a Collection Period shall, subject to Section 3.2, be payable by the Purchaser to the Seller on a date not later than the second Business Day following such Collection Period (the "Purchase Price Payment Date"). Notwithstanding any other provision of this
 ---------------------------
Agreement, the Seller shall not be obligated to continue to sell Receivables or other Purchased Assets to the Purchaser to the extent that the Seller is not paid the Purchase Price therefor as provided herein.

          Section 3.2 Purchase Price Adjustments. If the Seller or the Servicer
                      --------------------------
adjusts downward the amount of any Principal Receivable sold to the Purchaser pursuant to this Agreement because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of goods or services which were refused, returned or not received by an Obligor, or if the Seller or the Servicer otherwise adjusts downward the amount of any such Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the Purchase Price otherwise payable on the following Purchase Price Payment Date shall be reduced by the product of the Adjustment Factor for such Purchase Price Payment Date and the amount of such adjustment. Similarly, the Purchase Price otherwise payable on any Purchase Price Payment Date shall be reduced by the product of the Adjustment Factor for such Purchase Price Payment Date and the amount of any Principal Receivable which was discovered during the preceding Collection Period as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 5.1(b) was breached. If, as a result of any adjustment or discovery described above, the Purchaser is required to pay any amount to the Servicer for deposit into the Excess Funding Account pursuant to Section 3.8(a) of the Restated

Agreement, the Seller shall pay such amount to the Purchaser, in immediately available funds, not later than 2:00 P.M. (New York City time) on the second Business Day following the date of such adjustment or discovery and such amount shall be paid by the Purchaser to the Seller on the following Purchase Price Payment Date. If the Purchase Price Adjustment for any Purchase Price Payment Date would cause the Purchase Price for such Purchase Price Payment Date to be a negative number, the Seller shall pay to the Purchaser on such Purchase Price Payment Date an amount equal to the amount by which such Purchase Price Adjustment exceeds such Purchase Price (calculated before giving effect to such Purchase Price Adjustment).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of the Seller Relating to
                      --------------------------------------------------------
the Seller.
----------

          (a) The Seller hereby represents and warrants to the Purchaser, as of the Closing Date and as of each Additional Account Closing Date, that:

               (i)   Organization and Good Standing. The Seller is a national
                     ------------------------------
     banking association duly organized, validly existing and in good standing under the laws of the United States, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

               (ii)  Due Qualification. The Seller is duly qualified to do
                     -----------------
     business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Seller, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it or the Purchaser or would have a material adverse effect on the Purchaser or on the Transferor's or the Servicer's ability to perform its obligations under the Restated Agreement; provided, however, that no representation or warranty is made
                --------  -------
     with respect to any qualifications, licenses or approvals which the Purchaser or the Trustee would have to obtain to do business in any state in which the Purchaser or the Trustee seeks to enforce any Receivable.

               (iii) Due Authorization. The execution, delivery and performance
                     -----------------
     of this Agreement by the Seller and the consummation by the Seller of the transactions provided for in this Agreement have been duly authorized by the Seller by all necessary action on the part of the Seller.

               (iv)  No Violation. The execution and delivery of this Agreement
                     ------------
     by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Seller or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound.

               (v)  No Proceedings. There are no proceedings or investigations
                    --------------
     pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

               (vi) All Consents Required. All approvals, authorizations,
                    ---------------------
     consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof have been obtained.

          (b) The representations and warranties set forth in this Section 4.1 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party and to the Trustee

          Section 4.2 Representations and Warranties of the Seller Relating to
                      --------------------------------------------------------
the Agreement and the Receivables.
----------------------------------

          (a) The Seller hereby represents and warrants to the Purchaser, as of the Closing Date, that:

             (i)  Binding Obligation. This Agreement constitutes a legal, valid
                  ------------------
     and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

             (ii) Valid Sale. This Agreement constitutes a valid sale to the
                  ----------
     Purchaser of all right, title and interest of the Seller in and to the Receivables created on or after the Closing Date (other than Receivables in Additional Accounts), all monies due or to become due and all amounts received with respect thereto on or after the Closing Date, and all proceeds thereof (to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), and such Receivables and all proceeds thereof will be sold to the Purchaser free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Liens permitted under Section 5.1(b).

          (b) The Seller shall be deemed to represent and warrant to the Purchaser (i) on each day on or after the Closing Date on which the Seller designates an Automatic Additional Account pursuant to Section 2.2(d), that each Automatic Additional Account designated on such day is an Eligible Account and that no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Enhancement Provider were used in selecting such Automatic Additional Account from the available Eligible Accounts in the Seller's portfolio of consumer revolving credit card accounts, (ii) on each day on or after the Closing Date on which any new Receivable is created (including, without limitation, any Receivable created in any Automatic Additional Account), that each Receivable created on such day is an Eligible Receivable and (iii) on each day on or after the Closing Date on which a computer file or microfiche list is delivered pursuant to Section 2.1(d) (including, without limitation, any computer file or microfiche list delivered with respect to Automatic Additional Accounts), that such computer file or microfiche list is an accurate and complete listing of all the Accounts in all material respects as of the last day of the preceding Collection Period and that the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the last day of such preceding Collection Period.

          (c) The representations and warranties set forth in this Section 4.2 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party and to the Trustee. The Seller hereby acknowledges that the Purchaser intends to rely on such representations and warranties in connection with representations and warranties made by the Transferor to the Trustee in the Restated Agreement, and the Seller hereby consents to such reliance.

          Section 4.3 Representations and Warranties of the Purchaser.
                      -----------------------------------------------

          (a) The Purchaser hereby represents and warrants to the Seller, as of the Closing Date and as of each Additional Account Closing Date, that:

             (i)   Organization and Good Standing. The Purchaser is a
                   ------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

             (ii)  Due Authorization. The execution, delivery and performance of
                   -----------------
     this Agreement by the Purchaser and the consummation by the Purchaser of the transactions provided for in this Agreement have been duly authorized by the Purchaser by all necessary action on the part of the Purchaser.

             (iii) No Violation. The execution and delivery of this Agreement,
                   ------------
     the performance by the Purchaser of the transactions contemplated by this Agreement and the fulfillment by the Purchaser of the terms hereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the

     Purchaser or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.

             (iv) No Proceedings. There are no proceedings or investigations
                  --------------
     pending or, to the best knowledge of the Purchaser, threatened against the Purchaser before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

             (v)  All Consents Required. All approvals, authorizations,
                  ---------------------
     consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of the transactions contemplated by this Agreement and the fulfillment by the Purchaser of the terms hereof, have been obtained.

          (b) The representations and warranties set forth in this Section 4.3 shall survive the sale of the Purchased Assets to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party and to the Trustee.

                                    ARTICLE V
                                    COVENANTS

          Section 5.1 Covenants of the Seller. The Seller hereby covenants that:
                      -----------------------

          (a) Receivables Not to be Evidenced by Instruments or Chattel Paper.
              ---------------------------------------------------------------
Except in connection with its enforcement or collection of an Account, the Seller will take no action to cause any Receivable sold to the Purchaser under this Agreement to be evidenced by any instrument or chattel paper (each as defined in the UCC as in effect in the Relevant UCC State).

          (b) Security Interests. Except for the conveyances hereunder, the
              ------------------
Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on, any Receivable sold to the Purchaser under this Agreement, whether now existing or hereafter created, or any interest therein, the Seller will notify the Purchaser of the existence of any Lien on any such Receivable immediately upon discovery thereof and the Seller will defend the right, title and interest of the Purchaser in, to and under such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section
                             --------  -------
5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of such Receivables any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto.

          (c) Account Agreements and Guidelines. The Seller shall comply with
              ---------------------------------
and perform its obligations under the applicable Account Agreements relating to the Accounts and the Account Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Investor Certificateholders under the Restated Agreement (without regard to the amount of any Enhancement) or under the Certificates. Subject to compliance with all Requirements of Law the failure to comply with which would have a material adverse effect on the Investor Certificateholders under the Restated Agreement (without regard to the amount of any Enhancement), the Seller may change the terms and provisions of the Account Agreements or the Account Guidelines in any respect (including, without limitation, the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Bank, cause an Early Amortization Event to occur and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Bank that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Bank and an unrelated third party or by the terms of the Account Agreements.

          (d) Account Allocations. In the event that the Seller is unable for
              -------------------
any reason to sell Receivables to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.2 or a binding order of any Governmental Authority), then, in any such event, the Seller agrees (except as prohibited by any such order) to allocate and pay to the Purchaser, after the date of such inability, all Collections of Principal Receivables sold to the Purchaser prior to the occurrence of such event and all amounts which would have constituted Collections of Principal Receivables but for the Seller's inability to sell such Receivables to the Purchaser. If the Seller is unable pursuant to any Requirement of Law to allocate amounts as described above, the Seller agrees (except as prohibited by law) to allocate payments on each Account with respect to the balance of such Account first to the oldest Receivable in such Account. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been sold to the Purchaser, or which would have been sold to the Purchaser but for the Seller's inability to sell Receivables to the Purchaser, shall continue to be property of the Purchaser notwithstanding any cessation of the sale of additional Principal Receivables to the Purchaser.

          (e) Delivery of Collections. In the event that the Seller receives
              -----------------------
Collections in respect of the Purchased Assets other than in its capacity as Servicer, the Seller agrees to pay to the Purchaser (or, if directed by the Purchaser, to the Servicer or the Trustee) all such Collections promptly, and in no event later than two Business Days, after receipt thereof by the Seller.

          (f) Protection of Interest. The Seller shall timely file in all
              ----------------------
appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to the Purchaser. The Seller shall not change its name, identity, organizational structure or jurisdiction of organization unless it has first
(i) made all filings in all relevant jurisdictions under the UCC and other applicable law as are necessary to continue and maintain the first-priority perfected ownership interest of the Purchaser in the Receivables and the other property conveyed to the Purchaser hereunder and (ii) delivered to the Purchaser and the Trustee an Opinion of Counsel to the effect that all necessary filings have been made under the UCC in all relevant jurisdictions as are necessary to continue and maintain the first-priority perfected ownership interest of the Purchaser in the Receivables conveyed to the Purchaser hereunder and the proceeds thereof. This Agreement will be, continuously, from the time of its execution, an official record of the Seller.

          (g) Annual Opinion. The Seller shall deliver to the Purchaser, on or
              --------------
before June 30 of each year, beginning with June 30, 2002, an Opinion of Counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any continuation statements, or any other documents is then necessary to perfect the ownership interest of the Purchaser in the Purchased Assets and (ii) no further action with respect to the recording or filing of any financing statements, any continuation statements, or any other documents will be necessary prior to June 30 of the next calendar year to perfect the ownership interest of the Purchaser in the Purchased Assets (or describing the further action that will be necessary prior to June 30 of the next calendar year).

                                   ARTICLE VI
                              REPURCHASE OBLIGATION

          Section 6.1 Reassignment of Ineligible Receivables.
                      --------------------------------------

          (a) In the event that (i) any of the representations and warranties set forth in Section 4.2(b) or in Section 5(c), 5(d), 5(e) or 5(f) of any Supplemental Conveyance is breached with respect to a Receivable and, as a result of such breach, the Purchaser is required under Section 2.4(d)(i) or 2.4(d)(ii) of the Restated Agreement to accept reassignment of such Receivable or (ii) any of the representations and warranties made by the Seller as Transferor under the Prior Agreement is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and, as a result of such breach, the Purchaser is required under the Restated Agreement to accept reassignment of such Receivable, the Seller shall accept reassignment of such Receivable on the terms and conditions set forth in Section 6.1(b).

          (b) The Seller shall accept reassignment of any Receivable described in Section 6.1(a) on the date on which such Receivable is reassigned to the Purchaser under Section 2.4(d)(iii) of the Restated Agreement. The Seller shall pay for each reassigned Receivable by paying to the Purchaser, not later than 2:00 P.M. (New York City time) on the reassignment date, in immediately available funds, an amount equal to the unpaid principal balance of such Receivable plus accrued and unpaid finance charges on such Receivable at the applicable annual percentage rate from the last date billed through the end of the month in which such payment occurs. Upon the reassignment to the Seller of any Receivable pursuant to Section 6.1(a), the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment as are prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivable pursuant to this Section 6.1(b).

          Section 6.2 Reassignment of All Receivables.
                      -------------------------------

          (a) In the event that (i) any of the representations and warranties set forth in Section 4.1(a)(i), 4.1(a)(iii) or 4.2(a) or in Section 5(a) or 5(b) of any Supplemental Conveyance is breached or a material amount of Receivables are not Eligible Receivables and, as a result of such breach, the Purchaser is required under Section 2.4(e) of the Restated Agreement to accept reassignment of all of the Receivables or (ii) any of the representations and warranties made by the Seller as Transferor under the Prior Agreement is not true and correct in any material respect as of the date specified therein and, as a result of such breach, the Purchaser is required under the Restated Agreement to accept reassignment of all of the Receivables, the Seller shall accept reassignment of all of the Receivables on the terms and conditions set forth in Section 6.2(b).

          (b) The Seller shall accept reassignment of all of the Receivables as described in Section 6.2(a) on the date on which the Receivables are reassigned to the Purchaser under Section 2.4(e) of the Restated Agreement. The Seller shall pay for the reassigned Receivables by paying to the Purchaser, not later than 2:00 P.M. (New York City time) on the Business Day preceding the Distribution Date on which such reassignment is to occur, in immediately available funds, an amount equal to the aggregate unpaid principal balance of the Receivables plus accrued and unpaid finance charges on the Receivables at the applicable annual percentage rates from the last date billed through the end of the month in which such payment occurs. Upon the reassignment to the Seller of the Receivables pursuant to Section 6.2(a), the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to the Receivables, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser shall execute such documents and instruments of transfer or assignment as are prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of the Receivables pursuant to this Section 6.2(b).

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

          Section 7.1 Conditions to the Purchaser's Obligations.
                      -----------------------------------------

          (a) The obligation of the Purchaser to purchase the Purchased Assets from the Seller shall be subject to satisfaction of the following conditions:

             (i) all representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

             (ii) the information provided by the Seller to the Purchaser concerning the Accounts shall be true and correct in all material respects as of the close of business on the third Business Day preceding the Closing Date;

             (iii) the Seller shall have delivered to the Purchaser a true and correct list of the Accounts and shall have performed all other obligations required to be performed by the Seller on or before the Closing Date by the provisions of this Agreement;

             (iv) the Seller shall have recorded and filed, at its expense, any financing statements with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from the Seller to the Purchaser and shall have delivered a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser; and

             (v) all bank and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of bank proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

          Section 7.2 Conditions to the Seller's Obligations.
                      --------------------------------------

          (a) The obligation of the Seller to sell the Purchased Assets to the Purchaser shall be subject to satisfaction of the following conditions:

             (i) all representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

             (ii) the Purchaser shall have paid the Purchase Price in accordance with Section 3.1; and

             (iii) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Purchaser copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

                                  ARTICLE VIII
                           TERM; purchase TERMINATION

          Section 8.1 Term. This Agreement shall commence as of the date of
                      ----
execution and delivery hereof and shall continue until at least the earlier of the date on which the Trust is terminated in accordance with Article XII of the Restated Agreement and the date on which the Restated Agreement is amended to replace the Purchaser as Transferor under the Restated Agreement; provided,
                                                                  --------
however, that this Agreement may be terminated thereafter by agreement of the
-------
Seller and the Purchaser.

          Section 8.2 Purchase Termination. If the Seller shall consent to the
                      --------------------
appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Seller shall become unable for any reason to sell Receivables to the Purchaser in accordance with the provisions of this Agreement (each, an "Insolvency Event"), then the Seller
                                            ----------------
shall immediately cease to sell Principal Receivables to the Purchaser and shall promptly give notice of such Insolvency Event to the Purchaser and the Trustee. Notwithstanding any cessation of the sale to the Purchaser of additional Principal Receivables, all Collections with respect to Principal Receivables transferred to the Purchaser prior to the occurrence of such Insolvency Event, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Seller's inability to sell such Receivables to the Purchaser, shall continue to be property of the Purchaser available for transfer by the Purchaser to the Trustee pursuant to the Restated Agreement. Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been sold to the Purchaser, or which would have been sold to the Purchaser but for the Seller's inability to sell Receivables to the Purchaser, shall continue to be property of the Purchaser notwithstanding any cessation of the sale of additional Principal Receivables to the Purchaser.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

          Section 9.1 Amendment. This Agreement may only be amended by an
                      ---------
instrument in writing signed by the Seller and the Purchaser in accordance with this Section 9.1; provided, however, that no amendment pursuant to this Section
9.1 shall be effective unless (i) the Seller has given prior written notice of such amendment to the Trustee and each Rating Agency and (ii) the Rating Agency Condition shall have been satisfied (except that the Rating Agency Condition need not be satisfied if the sole effect of such amendment is to add one or more new identifying code numbers to the definition of Account, the definition of Creation Date and the first paragraph of Section 2.2(d)); and, provided further,
                                                               -------- -------
that the Seller shall have delivered to the Purchaser and the Trustee an Officer's Certificate, dated the date of such action, stating that the Seller reasonably believes that such action will not cause an Early Amortization Event to occur. Any amendment to this Agreement entered into in accordance with the provisions of this Agreement need not be signed by the Trustee. Any conveyance or reassignment executed in accordance with the provisions of this Agreement shall not be considered to be an amendment to this Agreement. The Seller shall deliver to the Trustee and each Rating Agency a copy of each amendment to this Agreement.

          Section 9.2 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.3 Notices. All demands, notices and communications hereunder
                      -------
shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (a) in the case of the Seller, 1800 Parkway Place, Marietta, Georgia 30067, Attention: Chief Financial Officer, telecopy number
(404) 423-7901, telephone number (404) 423-7900, (b) in the case of the Purchaser, 3rd Floor, Suite 287, 2 Reid Street, Hamilton HM 11, Bermuda, telecopy number (441) 296-4623, telephone number (441) 296-5874, and (c) in the case of the Trustee, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group/Structured Finance, telecopy number (212) 250-6439, telephone number (212) 250-6513, or, as to each party, such other address as shall be designated by such party in a written notice to each other party.

          Section 9.4 Severability of Provisions. If any one or more of the
                      --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 9.5 Assignment. Notwithstanding anything to the contrary
                      ----------
contained herein, except for the assignment by the Purchaser of its right, title and interest in, to and under this Agreement to the Trustee as contemplated by the Restated Agreement and Section 9.6 of this

Agreement, this Agreement may not be assigned by the Seller or the Purchaser; provided, however, that the Seller shall have the right to assign its right,
--------  -------
title and interest in, to and under this Agreement (i) to any successor by merger assuming this Agreement and (ii) to any other Person, provided that, in the case of an assignment pursuant to clause (ii), the Seller has given prior written notice of such assignment to the Trustee and each Rating Agency and the Rating Agency Condition shall have been satisfied.

          Section 9.6 Acknowledgement and Agreement of the Seller. The Seller
                      -------------------------------------------
hereby acknowledges and agrees that all right, title, and interest of the Purchaser in, to, and under this Agreement, including, without limitation, right, title, and interest of the Purchaser in and to the Purchased Assets, will be assigned by the Purchaser to the Trustee, and the Seller hereby consents to such assignment. The Seller hereby further agrees that, to the fullest extent permitted by law, notwithstanding any claim, counterclaim, right of setoff or defense which it may have against the Purchaser, whether due to a breach by the Purchaser under this Agreement or for any other reason, and notwithstanding the bankruptcy of the Purchaser or any other event whatsoever, the Seller's sole remedy shall be a claim against the Purchaser for money damages, and then only to the extent of funds available to the Purchaser, and in no event shall the Seller assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by the Trustee of Collections with respect to the Purchased Assets. In addition, the Seller hereby agrees that any amounts payable by the Seller to the Purchaser hereunder which are to be paid by the Purchaser to the Trustee or the Servicer under the Restated Agreement shall be paid by the Seller directly to the Trustee or the Servicer, as assignee of the Purchaser, and that any list of Accounts or other communication to be delivered by the Seller to the Purchaser hereunder which is to be delivered by the Purchaser to the Trustee or the Servicer under the Restated Agreement shall also be delivered by the Seller directly to the Trustee or the Servicer, as assignee of the Purchaser.

          Section 9.7 Further Assurances. The Seller and the Purchaser agree to
                      ------------------
do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Trustee more fully to effect the purposes of this Agreement including, without limitation, the authorization of any financing statements or continuation statements relating to the Purchased Assets for filing under the provisions of the UCC as in effect in the Relevant UCC State.

          Section 9.8 No Waiver; Cumulative Remedies. No failure to exercise and
                      ------------------------------
no delay in exercising, on the part of the Seller or the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 9.9 Counterparts. This Agreement may be executed in two or
                      ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 9.10 Third-Party Beneficiaries. This Agreement will inure to
                       -------------------------
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trust and the Trustee shall be considered third-party beneficiaries of this Agreement.

          Section 9.11 Merger and Integration. Except as specifically stated
                       ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 9.12 Headings. The headings herein are for purposes of
                       --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 9.13 Nonpetition Covenant. To the fullest extent permitted by
                       -------------------
applicable law, notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Purchaser under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Purchaser.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           FIRST NORTH AMERICAN NATIONAL BANK,
                                              as Seller


                                           By: /s/ Michael T. Chalifoux
                                               Name: Michael T. Chalifoux
                                               Title: President


                                           TYLER INTERNATIONAL FUNDING, INC.,
                                              as Purchaser


                                           By: /s/ Philip J. Dunn
                                               Name: Philip J. Dunn
                                               Title: Vice President

Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee

By: /s/ Susan Barstock
    Name: Susan Barstock
    Title: Vice President